UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 30, 2006	000-31267
Date of Report (Date of earliest event reported)	Commission File Number

IWT TESORO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	91-2048019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

191 Post Road West, Suite 10, Westport, CT 06880

(Address of Principal Executive Offices) (Zip Code)

(203) 271-2770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirements of the registration under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4(  c))

Section 3.01.           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 3, 2006 IWT Tesoro Corporation received an OTC Delinquency Notification from the NASD with respect to its shares of common stock that are quoted on the OTC Bulletin Board under the symbol IWTT.OB. The Notification Date on the Notice is May 30, 2006. At that time, the OTC Bulletin Board added an “E” to the end of the ticker symbol for Tesoro. An “E” is automatically added to the ticker symbol of any company that has failed to make its required periodic reports with the SEC.

The Company has been unable to file its 10-Q for the quarter ended March 31, 2006. Accordingly, unless the Company files its Form 10-Q on or prior to June 26, 2006 or is able to successfully appeal or stay any proposed delisting, the Company’s common stock will be subject to delisting from the OTC Bulletin Board beginning May 22, 2006. There can be no assurance that the Company will be able to file its quarterly report on Form 10-Q by June 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2006	IWT TESORO CORPORATION

/s/ Henry J. Boucher, Jr., President
By: Henry J. Boucher, Jr., President